Exhibit 10.35

WAIVER

THIS WAIVER (this “Waiver”) is entered into by and among Moleculin Biotech, Inc., a Delaware corporation (the “Company”), and the purchaser signatory hereto (the “Purchaser”). Reference is hereby made to that certain Securities Purchase Agreement, dated as of August 15, 2024, by and between the Company and the Purchaser (the “Purchase Agreement”). Capitalized terms used herein that are not otherwise defined shall have the meaning ascribed thereto in the Purchase Agreement.

WHEREAS, pursuant to Section 4.11(b) of the Purchase Agreement, the Company has agreed that the Company shall not effect or enter into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction for a period ending one year following the Closing Date (the “VRT Prohibition”);

WHEREAS, the Purchaser is holder of warrants to purchase up to 895,834 shares of Common Stock (the “December 2023 Warrants”), Series A warrants to purchase up to 2,466,368 shares of Common Stock (the “Series A Warrants”) and Series B Warrants to purchase up to 2,466,368 shares of Common Stock (the “Series B Warrants” and collectively with the December 2023 Warrants and the Series A Warrants, the “Existing Warrants”);

WHEREAS, the Company intends to issue and sell shares of its Common Stock, Series C warrants to purchase shares of Common Stock (the “Series C Warrants”), Series D (the “Series D Warrants” and collectively with the Series C Warrants, the “Warrants”) and pre-funded warrants to purchase shares of Common Stock pursuant to the registration statement on Form S-1 (File No. 333-283820) (such registration statement, the “Registration Statement” and such offering, the “Offering”);

WHEREAS, the terms of the Warrants issued in the Offering may contain price reset and other provisions causing the Offering to constitute a Variable Rate Transaction; and

WHEREAS, the Offering may constitute a Variable Rate Transaction, and the Company desires that Purchaser waive the VRT Prohibition with respect to the Offering (the “Waiver”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.    Solely with respect to the Offering and the Warrants issued in the Offering, and not with respect to any other Variable Rate Transaction, the Purchaser hereby grants the Waiver.

2.    As partial consideration for the Waiver, the Company has agreed to amend the Existing Warrants in order to (i) reduce the exercise price to the exercise price of the Series C Warrants, (ii) include Sections 3(e), 3(f) and 3(g) of the Warrants, mutatis mutandis, and (iii) amend the Initial Exercise Date to equal the Stockholder Approval Date (as defined in the Warrants). On the closing date of the Offering, the Company will amend such Existing Warrants pursuant to this Section 2 and shall deliver or cause to be delivered to the Purchaser amended and restated Existing Warrant certificates.

3.    As partial consideration for the Waiver, the Company shall pay the Purchaser a cash fee equal to $750,000 (the “Cash Fee”), which shall be payable from the gross proceeds of the Offering on the date the Offering is consummated.

4.    Except for the rights expressly waived or modified herein, the Purchase Agreement and Existing Warrants shall remain in full force and effect.

5.    On or before 8:30 a.m., New York City time, on February 10, 2025, the Company shall file Current Report on Form 8-K describing any material non-public information the Company may have provided to the Purchaser in relation to this Waiver or otherwise in the form required by the Exchange Act (the “8‑K Filing”). From and after the filing of the 8-K Filing with the SEC, the Purchaser shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents. The Company understands and confirms that the Purchaser will rely on the foregoing representations in effecting transactions in securities of the Company.

6.    This Waiver constitutes a valid and legally binding agreement of each party hereto enforceable against each party hereto in accordance with its terms. This Waiver sets forth the entire understanding of the undersigned with respect to the subject matter hereof.

7.    This Waiver may be executed in any number of counterparts, each of which shall constitute one agreement binding on all the parties to the Purchase Agreement.

8.    This Waiver shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, exclusive of its choice of laws and conflicts of laws rules.

9.    This Waiver shall terminate and cease to be effective, the Existing Warrants shall remain in their respective forms as of the date hereof, and the Company shall not be obligated to pay the Purchaser the Cash Fee if the Offering has not been consummated by February 28, 2025.

(Signature Pages Follow)IN WITNESS WHEREOF, the undersigned hereby executes this Waiver as of February __, 2025.

COMPANY:

MOLECULIN BIOTECH, INC.

By: __________________________

Name:

Title:

IN WITNESS WHEREOF, the undersigned hereby execute this Waiver as of February __, 2025.

PURCHASER

By: __________________________

Name:

Title: